Exhibit 3.4



                          BIORAL NUTRIENT DELIVERY, LLC
                    2003 CLASS B MEMBERSHIP SHARE OPTION PLAN

     1. Purposes of the Plan. The purposes of the Bioral Nutrient Delivery, LLC
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2003 Class B Share Membership Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Directors, Officers, Consultants and Employees of the Company, and to promote the success of the Company's business. All Options granted under the Plan are Non-Qualified Stock Options. This Plan is adopted by the Managing Member as of January 8, 2003.

     2. Definitions. As used herein, the following definitions shall apply. All
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capitalized terms used but not defined herein shall have the meanings ascribed such terms in that certain Limited Liability Company Operating Agreement of the Company, dated January 8, 2003, by the parties signatory thereto, as members of the Company (as the same may be amended and/or restated from time to time, the "Operating Agreement").

     "Applicable Laws" means the requirements relating to the administration of
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stock or unit option plans under the laws of the State of Delaware, U.S. federal and state securities laws, and the Code.

     "BDSI" means BioDelivery Sciences International, Inc., a Delaware
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corporation.

     "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Exchange
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Act.

     "Board" means the Board of Directors of the Company.
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     "Change in Control" means (i) any Person becomes the Beneficial Owner,
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directly indirectly of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the members of the Company prior to such consolidation or merger own less than fifty percent (51%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; (iii) a sale of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company.

     "Class B Shares" means the Class B Membership Shares of the Company, the
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holders of which have the rights afforded them under the Operating Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any
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successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

     "Company" means Bioral Nutrient Delivery, LLC , a Delaware limited
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liability company.

     "Director" means a Director of the Company.
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     "Employee" means any person, including a Officer who is an employee (as
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defined in accordance with Section 3401(c) of the Code) of the Company. An
Employee shall not cease to be an Employee in the case of any leave of absence approved by the Company.

     "Fair Market Value" means, as of any date, the value of a Class B Share as
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determined in good faith by the Board.

     "Holder" means a person who has been granted or awarded an Option or who
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holds Class B Shares acquired pursuant to the exercise of an Option.

     "Non-Qualified Stock Option" means a stock option that does not qualify as
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an "incentive stock option" within the meaning of Section 422 of the Code.

     "Option" means an option granted, pursuant to the Plan, to purchase Class B
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Shares.

     "Option Agreement" means a written agreement between the Company and a
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Holder evidencing the terms and conditions of an individual Option grant. The
Option Agreement is subject to the terms and conditions of the Plan.

     "Parent" means any entity which owns securities possessing 50 percent or
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more of the total combined voting or approval power of all classes of securities in the Company.

     "Person" has the meaning given under Exchange Act Section 13(d), and shall
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include a "group," as defined in Rule 13d-5 promulgated thereunder. However, a
"person" shall not include: (i) the Company or its Parent or Subsidiaries; (ii) a trustee or other fiduciary holding securities under this Plan or any employee benefit plan of the Company, its Parent or Subsidiaries; or (iii) BDSI or any entity which is controlled by BDSI or is under common control with BDSI.

     "Plan" means this Bioral Nutrient Delivery, LLC 2003 Class B Share Option
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Plan.

     "Subsidiary" means any entity in which the Company owns securities
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possessing 50 percent or more of the total combined voting power of all classes of securities in such entity.

     3. Class B Shares Subject To The Plan. Subject to the provisions of Section
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12 of the Plan, the maximum aggregate number of Class B Shares which may be issued upon exercise of Options is 1,000,000 Class B Shares. If an Option is cancelled, expires or becomes unexercisable without having been exercised in full, the unpurchased Class B Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Class B Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.

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     4. Administration of the Plan.
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     (a) Administration By the Board. The Plan shall be administered by the
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Board in accordance with the provision of this Plan.

     (b) Powers of the Board. Subject to the provisions of this Plan and the
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approval of any relevant authorities, the Board shall have the authority in its sole discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Employees to whom Options may from time to time be granted hereunder;

          (iii) to determine the number of Class B Shares to be covered by each such award granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions of any Option granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Class B Share relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine);

          (vi) to determine whether to offer to buyout a previously granted Option as provided in Section 10(g) hereof and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Class B Shares);

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Class B Shares to be issued upon exercise of an Option that number of Class B Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Class B Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Class B Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable;

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          (ix) to amend the Plan or any Option granted under the Plan as provided in Section 14; and

          (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Board deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Effect of Board Decision. All decisions, determinations and
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interpretations of the Board shall be final and binding on all Holders.

     5. Eligibility. Options may be granted only to Directors, Officers,
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Employees and Consultants. If otherwise eligible, a Director, Officer, Employee or Consultant who has been granted an Option may be granted additional Options.

     6. Limitations. Neither the Plan nor any Option shall confer upon a Holder
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any right with respect to continuing the Holder's status as a Director or the
Holder's employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder's right or the Company's right to terminate such directorship, employment or consulting relationship at any time, with or without cause.

     7. Term of Plan. The Plan shall become effective upon its initial adoption
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by the Board and shall continue in effect until it is terminated under Section
14 hereof. No Options may be issued under the Plan after the tenth (10th) anniversary of the date first listed above in this Plan.

     8. Term of Option. The term of each Option shall be stated in the
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applicable Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

     9. Option Exercise Price and Consideration.
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     (a) Except as provided in Section 12, the exercise price per Class B Share for the Class B Shares to be issued upon exercise of an Option shall be such price as is determined by the Board.

     (b) The consideration to be paid for the Class B Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board. Such consideration may consist of (i) cash or (ii) check.

     10. Exercise of Option.
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     (a) Vesting; Fractional Exercises. Except as provided in Section 12, an
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Option granted hereunder shall become vested and exercisable at the rate specified in the Option Agreement. In the absence of a specified rate in the Option Agreement, the Option shall become vested and exercisable at a rate of fifty percent (50%) per year over two (2) years from the date the Option is

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granted, subject to the condition that the Holder continue to be a Director,
Officer, Consultant or an Employee. An Option may not be exercised for a fraction of a Class B Share.

     (b) Deliveries upon Exercise. All or a portion of an exercisable Option
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shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

          (i) A written or electronic notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (ii) Such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Board may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Class B Share certificates and issuing stop transfer notices to agents and registrars;

          (iii) In the event that the Option shall be exercised pursuant to
     Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

     (c) Conditions to Delivery of Evidence of Ownership. The Company shall not
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be required to issue or deliver any certificate or certificates (or other evidence of ownership, including an amended Schedule A to the Operating Agreement, certified by the Managing Member as to the number of Shares held by each Member) for Class B Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (i) The completion of any registration or other qualification of such Class B Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Board shall, in its sole discretion, deem necessary or advisable;

          (ii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable;

          (iii) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience;

          (iv) The receipt by the Company of full payment for such Class B Shares, including payment of any applicable withholding tax, which in the sole discretion of the Board may be in the form of consideration used by the Holder to pay for such Class B Shares under Section 9(b); and

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(v)               The Holder's execution of a Joinder Agreement or similar
                  instrument (the form of which shall be determined by the Board) whereby the Holder agrees to the terms and conditions of the Operating Agreement.

     (d) Termination of Relationship as a Service Provider. If a Holder ceases
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to be a Director, Officer, Employee or Consultant other than by reason of the
Holder's disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder's termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Class B Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Class B Shares covered by such Option shall again become available for issuance under the Plan.

     (e) Disability of Holder. If a Holder ceases to be a Director, Officer,
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Employee or Consultant as a result of the Holder's disability, as such term is defined in Section 22(e)(3) of the Code, or, in the case of a Consultant which is an entity, the bankruptcy or dissolution of such Consultant, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) years following the occurrence of the Holder's disability, bankruptcy or dissolution, as the case may be. If, on the date of disability, bankruptcy or dissolution, the Holder is not vested as to his or her entire Option, the Class B Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after disability, bankruptcy or dissolution, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Class B Shares covered by such Option shall again become available for issuance under the Plan.

         (f) Death of Holder. If a Holder dies while still acting as a Director,
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Officer, Employee or Consultant, the Option may be exercised within such period of time as is specified in the Option Agreement, by the Holder's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) years following the Holder's death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Class B Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or Board of the Holder's estate or, if none, by the person(s) entitled to exercise the Option under the Holder's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the

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Class B Shares covered by such Option shall again become available for issuance under the Plan.

     (g) Buyout Provisions. The Board may at any time offer to buyout for a
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payment in cash or Class B Shares, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Holder at the time that such offer is made.

     11. Non-Transferability of Options. Except as otherwise provided in this
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Section 11, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. A Holder may transfer an Option to a partnership or trust solely benefiting the holder or immediate family members, or to an inter vivos or testamentary trust from which the option or underlying class b shares will be transferred after the holder's death.

     12. Adjustments Upon Changes In Capitalization, Merger or Asset Sale.
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     (a) In the event that the Board determines that any distribution (whether in the form of cash, Class B Shares, other securities or other property), recapitalization, reclassification, Membership Share split, reverse Membership Share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Membership Shares or other securities of the Company, issuance of warrants or other rights to purchase Class B Shares or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Class B Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

          (i) the number and kind of Class B Shares (or other securities or property) with respect to which Options Class B Shares may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of Class B Shares which may be issued and adjustments of the maximum number of Class B Shares that may be purchased by any Holder pursuant to Section 6(b));

          (ii) the number and kind of shares of Class B Shares (or other securities or property) subject to outstanding Options; and

          (iii) the exercise price with respect to any Option.

     (b) In the event of a Change in Control, all Options shall become fully vested and exercisable.

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     13. Time of Granting Options. The date of grant of an Option shall, for all
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purposes, be the date on which the Board makes the determination granting such
Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Director or Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.
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     (a) Amendment and Termination. The Board may at any time wholly or
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partially amend, alter, suspend or terminate the Plan.

     (b) Effect of Amendment or Termination. No amendment, alteration,
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suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Board, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted or awarded under the Plan prior to the date of such termination.

     15. Inability to Obtain Authority. The inability of the Company to obtain
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authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Class B Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Class B Shares as to which such requisite authority shall not have been obtained.

     16. Right to Issue of Class B Shares. The Board, during the term of this
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Plan, shall at all times maintain the right to issue such number of Class B
Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. Investment Intent. The Board may require a Holder, as a condition of
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exercising any Option, (i) to give written assurances satisfactory to the Board as to the Holder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option, (ii) to give written assurances satisfactory to the Board stating that the Holder is acquiring the Class B Shares subject to the Option for the Holder's own account and not with any present intention of selling or otherwise distributing the Class B Shares and (iii) that the Class B Shares are subject to the restrictions of transfer contained in the Operating Agreement. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if as to any particular requirement, a determination is made by counsel for the company that such requirement need not be met in the circumstances under the then applicable securities laws.

     18. Governing Law. The validity and enforceability of this Plan shall be
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governed by and construed in accordance with the laws of the State of Delaware
(including the Limited Liability Company Act of the State of Delaware (6 Del. C.ss.18-101, et seq.), as amended from time to time), without regard to otherwise governing principles of conflicts of law.

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         IN WITNESS WHEREOF, the undersigned Managing Member of the Company certifies that the foregoing sets forth the Bioral Nutriment Delivery, LLC 2003 Incentive Plan as duly adopted by the Managing Member on January 8, 2003.

                                   BIODELIVERY SCIENCES INTERNATIONAL, INC.

                                   By:    /s/ Francis E. O'Donnell, Jr.
                                        --------------------------------------
                                   Name:  Francis E. O'Donnell, Jr.
                                   Title: President and Chief Executive Officer

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